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                                    HACH COMPANY
                            EMPLOYEE STOCK PURCHASE PLAN
                   AS AMENDED AND RESTATED AS OF JANUARY 1, 1998

     The purpose of this Plan is to provide employees a continued opportunity to purchase shares of Hach Class A Common Stock through semi-annual offerings to be made during the five-year period commencing July 1, 1995. As of January 1, 1998, five hundred thousand (500,000) shares of Class A Common Stock in the aggregate have been approved for this purpose. The shares of Class A Common Stock to be sold to participants under this Plan may be treasury shares, authorized and unissued shares or Plan Purchase shares as provided in Section 20 below.

     1. ADMINISTRATION. The Plan shall be administered by a Committee appointed by the Board of Directors from its members or members of senior management, consisting of at least three members. Members of the Committee shall not be eligible to participate in the Plan.

     2. ELIGIBILITY. Except as provided below, all employees of the Corporation or its domestic subsidiaries who shall have been employed for a period of 180 days preceding an offering period and whose customary employment exceeds twenty (20) hours per week shall be eligible to participate in the Plan in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code (including, but not limited to, Section 423(b)(3), (4),
(5) and (8) thereof) and the regulations promulgated thereunder. No employee may be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     3. OFFERINGS. The Corporation shall make one or more six-month offerings to employees to purchase Class A Common Stock under this Plan. Each offering period shall be six months in duration, commencing on January 1 and July 1 of each year. During such offering periods (or during such portion thereof as an employee may elect to participate) the amounts received as compensation by an employee shall constitute the measure of such of the employee's participation in the offering as is based on compensation.

     4. PARTICIPATION. An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization to the employee's appropriate payroll location. The form will authorize a regular payroll deduction from the employee's compensation, and must specify the date on which such deduction is to commence, which may not be retroactive. Such authorization shall be applicable to subsequent offering periods unless the employer increases or decreases the employee's payroll deduction as provided in
Section 6 or withdraws from participation as provided in Section 7 below.



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     5.   DEDUCTIONS.  The Corporation shall maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a payroll deduction of a whole percentage (up to a maximum of 10 %) of the compensation the employee receives during the offering period (or during such portion thereof in which the employee may elect to participate).

     No employee may be granted an option that permits his or her rights to purchase stock under this Plan, and any other stock purchase plan of the Corporation and its subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the effective date of the applicable offering) for each calendar year in which the option is outstanding at any time.

     6. DEDUCTION CHANGES. An employee may increase or decrease the employee's payroll deduction by filing a new payroll deduction authorization at any time. The change may not become effective sooner than the next offering period after receipt of the authorization.

     7.   WITHDRAWAL.

          (a) A participating employee may withdraw payroll deductions credited to such employee's account under the Plan at any time by giving written notice to a designated representative of the Corporation no later than 7 days prior to the last day of any offering period. All of the payroll deductions credited to the employee's account will be paid to the employee promptly after receipt of such notice of withdrawal, and no further deductions will be made from such employee's pay during that Offering Period.

          (b) An employee's withdrawal will not have any effect upon such employee's eligibility to participate in any similar plan which may hereafter be adopted by the Corporation or in any subsequent Offering Period under this Plan.

     8. PURCHASE OF SHARES. Each employee participating in any offering under this Plan shall be granted an option, upon the effective date of such offering, for as many full and fractional shares of Class A Common Stock as the participating employee may elect to purchase with up to 10% of the compensation received during the specified offering period (or during such portion thereof as the employee may elect to participate), to be paid by payroll deductions during such period.

          Notwithstanding the foregoing, in no event shall the number of shares purchased by an employee during an offering period exceed 2,000 shares.

          The purchase price for each share purchased shall be the lower of 85% of the fair market price of a share of Class A Common Stock on the commencement date of the offering period or 85% of the fair market price of a share of Class A Common Stock on the last day of the offering period. As of the last day of any offering period, the account of each participating employee shall be totaled, and the employee shall be deemed to have exercised an option to purchase one or more full or fractional shares at the then-applicable price; the employee's account shall be charged for the amount of the purchase; and the ownership of such share or shares shall

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be appropriately evidenced on the books of the Corporation. Additional shares covered by the employee's option shall be purchased in the same manner, as of the last day of each subsequent offering period. A participating employee may not purchase a share under any offering period beyond 6 months from the effective date thereof. Any balance remaining in an employee's payroll deduction account at the end of an offering period will be carried forward to the next offering period.

     9. EMPLOYEE ACCOUNTS AND CERTIFICATES. Upon purchase of one or more full or fractional shares by a Plan participant pursuant to Section 8 hereof, the Corporation shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request for full shares. In the event a participant terminates his or her account, any fractional share held in the account will be paid to the participant in cash.

     10. REGISTRATION OF SHARES. Shares may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship. An employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in the employee's name as tenant in common or as community property with a member of the employee's family, without right of survivorship.

     11.  DEFINITIONS.

          (a) The term "Corporation" or "Hach" means Hach Company, a Delaware corporation.

          (b) The term "Class A Common Stock" means Class A Common Stock, par value $1.00 per share, of Hach.

          (c) The phrase "fair market price" per share on any given date shall mean (i) the closing price of Class A Common Stock as reported on the NASDAQ National Market System or, (ii) if on any such date Class A Common Stock is not reported on such System, the average of the closing bid and asked prices with respect to Class A Common Stock as furnished by a professional market maker making a market in Class A Common Stock selected by the Board of Directors, or (iii) if no such closing price or average of the closing bid and asked prices are available, such closing price or if not available, such average of the closing bid and asked prices on the next preceding business day on which such price or prices were reported, or (iv) if no such price or prices are available, the fair market value of the Class A Common Stock as of such date as determined in good faith by the Board of Directors.

          (d) The term "subsidiary" means a subsidiary of the Corporation within the meaning of Section 424(f) of the Internal Revenue Code and the regulations promulgated thereunder.

     12. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under this Plan unless and until such shares shall have been appropriately evidenced on the books of the Corporation.


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     13.  RIGHTS ON RETIREMENT. DEATH OR TERMINATION OF EMPLOYMENT.  In the
event of a participating employee's retirement, death, or termination of employment, the employee shall be ineligible to continue to participate in the Plan, and no payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible.

     14. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     15. APPLICATION OF FUNDS AND ADMINISTRATIVE FEES. All funds received or held by the Corporation under this Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan. Initially, the fee shall be $10 per participating employee. An employee who withdraws from participation shall pay an additional administration fee should such employee elect to again participate in a subsequent offering under this Plan.

     16. ADJUSTMENTS IN CASE OF CHANGES AFFECTING CLASS A COMMON STOCK. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares approved for this Plan, and the share limitation set forth in Section 8 hereof, shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting Class A Common Stock, such adjustments shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     17. AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, without the approval of a majority of the shares of stock of the Corporation then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing the number of shares approved for this Plan (other than as provided in Section 16 hereof), (ii) decreasing the purchase price per share,
(iii) withdrawing the administration of this Plan from a Committee consisting of persons not eligible to participate in the Plan, or (iv) changing the designation of subsidiaries eligible to participate in the Plan.

     18. TERMINATION OF THE PLAN. This Plan and all rights of employees under any offering hereunder shall terminate:

          (a) On the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair; or

          (b)  At any time, at the discretion of the Board of Directors.

     No offering hereunder shall be made which shall extend beyond June 30, 2000.

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     19.  GOVERNMENTAL REGULATIONS.  The Corporation's obligation to sell and deliver Class A Common Stock under this Plan is subject the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

     20. PLAN SHARES PURCHASES. Purchases of outstanding shares may be made pursuant to and on behalf of this Plan, upon such terms as the Corporation may approve, for delivery under this Plan.


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